Exhibit 24.0

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints ROBERT C. WARREN, JR., RICHARD S. ANDERSON, and JOSEPH G. POINTER, and any of them, his or her true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by Cascade Corporation., an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 750,000 shares of common stock of Cascade Corporation., and stock appreciation rights relating thereto to be issued pursuant to the Cascade Corporation Stock Appreciation Rights Plan, together with any and all amendments (including post-effective amendments) to the registration statement.  Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he or she could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 1st day of March 2005.

Signature	Title

/s/ Robert C. Warren, Jr.	President and Chief Executive Officer
Robert C. Warren, Jr.	and Director
(Principal Executive Officer)

/s/ Richard S. Anderson	Senior Vice President and Chief
Richard S. Anderson	Financial Officer
(Principal Financial and Accounting Officer)

/s/ James S. Osterman	Director
James S. Osterman

/s/ Nicholas R. Lardy	Director
Nicholas R. Lardy, Ph.D.

/s/Duane C. McDougall	Director
Duane C. McDougall.

/s/ Henry W. Wessinger II	Director
Henry W. Wessinger II

/s/ Nancy A. Wilgenbusch	Director
Nancy A. Wilgenbusch, Ph.D.